                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report: January 19, 2000

                                 SPIGADORO, INC.
  ----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
  ----------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)


        0-22101                                           13-3920210
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



            70 East 55th Street, 24th Floor, New York, New York 10022
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



          Registrant's telephone no. including area code: 212-754-4271
                                                          ------------


            ---------------------------------------------------------
            (Former Address, if changed since Last Report) (Zip Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Under a Stock Purchase Agreement dated as of January 19, 2000 (the "Agreement"), Spigadoro, Inc. (the "Company") sold its 80% equity interest in FSE Computer-Handel GmbH & Co. KG and its 100% equity interest in FSE Computer Handel-Verwaltung GmbH (collectively, "FSE") to Frank Strauss (the founder of
FSE) and the other parties named therein, some of whom are employees or former employees of FSE (the "Purchasers"). In addition, Dr. Alfred Simmet, the former Chief Operating Officer of FSE, sold his 20% equity interest in FSE Computer-Handel GmbH & Co. KG to the Purchasers. FSE was responsible for the marketing of the Company's high performance personal computers in Germany. Under the terms of the Agreement, the Purchasers assumed all of the outstanding third party liabilities of FSE (aggregating approximately $1.4 million) and agreed to pay the Company up to an aggregate of approximately $263,000 (DM 500,000) based upon the "cash flow" of FSE (as defined in the Agreement) over the next several years. Of the purchase, up to approximately $53,000 (DM 100,000) was attributable to Dr. Simmet's ownership and under the terms of the Agreement, Dr. Simmet transferred his right to receive the approximately $53,000 to the Company to satisfy a portion of Dr. Simmet's obligations to the Company. The purchase price will be paid as follows:

         o 5% of the "cash flow" of FSE for the fiscal year ending December 31, 2000;

         o 15% of the "cash flow" of FSE for the fiscal year ending December 31, 2001; and

         o 25% of the "cash flow" of FSE for the fiscal years ending December 31, 2002 through 2004.

         The Company has made customary representations and warranties in the Agreement and under the terms of the Agreement, the Company has agreed to indemnify the Purchasers for any breaches of these representations and warranties and the covenants of the Company contained in the Agreement; provided, that the Company's liability is limited to the amount of the purchase price paid by the Purchasers to the Company.

         The Company also intends to sell Columbus Computer Handel and its affiliates (collectively, "Columbus"). Columbus distributes personal computer components, peripherals and software, as well as personal computers, in Germany. The Company has commenced discussions relating to the sale of Columbus, but no agreement has been reached with any party regarding the terms of a potential transaction and the Company cannot predict whether it will be able to sell this business on terms favorable to the Company or at all.

         The Stock Purchase Agreement is attached hereto as Exhibit 10.78 and is incorporated herein by reference.

         Statements in this report that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Such statements, including those regarding among other things, the Company's strategy and future prospects, are dependent on any number of factors, including market conditions, competition and the availability of financing, many of which are outside of the Company's control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company's Securities and Exchange Commission filings under "Risk Factors", including the following: we are operating a new business; if we do not successfully sell our computer business, the combined company may be adversely affected; Vertical Financial Holdings and its affiliates have the power to control Spigadoro; our strategy of acquiring other companies for growth may not succeed and may adversely affect our financial condition and results of operations; we are subject to numerous risks related to foreign operations; and other risks.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (b)      Pro Forma Financial Information

SPIGADORO, INC. AND SUBSIDIARIES

Pro Forma Financial Information..................................................................................F-1

Unaudited Pro Forma Condensed Consolidated Balance Sheet September 30, 1999......................................F-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine

         Months Ended September 30, 1999.........................................................................F-4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for Year Ended

         December 31, 1998.......................................................................................F-5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.........................................F-6

         (c)      Exhibits

                  10.78 Stock Purchase Agreement dated as of January 19, 2000 by and between the Company and the other parties named therein.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPIGADORO, INC.




                                            By: /s/ Klaus Grissemann
                                                -------------------------------
                                                    Klaus Grissemann
                                                    Chief Financial Officer

Date:  February 1, 2000

                         PRO FORMA FINANCIAL INFORMATION

Spigadoro, Inc. (formerly IAT Multimedia, Inc.) (the "Company" or "Spigadoro") entered in a transaction with Gruppo Spigadoro, NV. ("GSNV") in December 1999, whereby the Company acquired 100% of the outstanding common stock of Petrini from GSNV. GSNV entered into an agreement during 1998 to acquire 67% of the outstanding common stock of Petrini and later entered into an agreement to acquire the additional 33% of the outstanding common stock from the minority shareholder. At the time of the acquisition, the Company changed its name from IAT Multimedia Inc. to Spigadoro, Inc.

In December 1999, in conjunction with the acquisition of Petrini, the Company decided to discontinue the computer businesses previously operated by the Company. These businesses had been the major source of the Company's revenues. The computer businesses consisted of FSE Computer-Handel GmbH & Co. KG ("FSE") and Columbus Computer Handels-und Vetrieb, branch office of IAT Multimedia GmbH ("Columbus"). In January 2000, the Company sold FSE for net proceeds of approximately $200,000. The Company is currently seeking a buyer for Columbus.

The following unaudited pro forma condensed consolidated financial statements are based on the historical statements of the Company and Petrini which give effect to the following:

o the acquisition of 100% of the outstanding common stock of Petrini by the Company,

o the push-down accounting adjustments relating to the acquisition of 100% of the outstanding common stock of Petrini by GSNV,

o the sale of FSE, and the discontinuance of the computer business of Columbus.

The unaudited pro forma condensed consolidated statements of operations give effect to the events described above as if they occurred as of January 1, 1998, and the unaudited pro forma condensed consolidated balance sheet gives effect to the events described above as if they occurred as of September 30, 1999. The events described above and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial information do not purport to represent what Spigadoro's results of operations or financial condition would actually have been had the events described above in fact occurred on such dates or to project Spigadoro's results of operations or financial condition for any future period or date.

SPIGADORO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1999


                                              Spigadoro                     Petrini Pro        Discontinuance of
                                             Historical      Petrini     Forma Adjustments    Computer Businesses    Pro forma
                                             ------------------------    -----------------    -------------------    ---------
                                                                           (in thousands)
ASSETS
Current assets
  Cash and cash equivalents                    $5,102          $110                                  ($373)(A)       $  4,839
  Marketable securities                           746                                                                     746
  Securities held for sale                      2,940                                                                   2,940
  Accounts receivable, net                      1,965        35,909                                 (1,965)(A)         35,909
  Taxes receivable                                            7,207                                                     7,207
  Deferred income taxes                                         532           ($532)(B)
  Inventories                                   1,713        12,495                                 (1,713)(A)         12,495
  Cash to factor                                              4,422                                                     4,422
  Other current assets                            176         1,212                                   (126)(A)          1,262
                                              ---------------------        --------                -------           --------
  Total current assets                         12,642        61,887            (532)                (4,177)            69,820
                                              ---------------------        --------                -------           --------

Equipment and improvements, net                   391        26,125          15,380 (B)               (391)(A)         41,505
                                              ---------------------        --------                -------           --------
Other assets:
  Intangible assets                                           4,253             606 (B)                                 4,859
  Excess of cost over net assets
    acquired                                    3,437                         5,923 (B)             (3,437)(A)          5,923
  Deferred income taxes                                       3,095          (3,095)(B)
                                                                                                       200 (A)
  Other assets                                  1,126         2,652                                 (1,067)(A)          2,911
  Assets held for disposition                                                                        2,600 (A)          2,600
                                              ---------------------        --------                -------           --------
  Total other assets                            4,563        10,000           3,434                 (1,704)            16,293
                                              ---------------------        --------                -------           --------
  Total assets                                $17,596       $98,012         $18,282                ($6,272)          $127,618
                                              =====================        ========                =======           ========

SPIGADORO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1999

                                              Spigadoro                     Petrini Pro        Discontinuance of
                                             Historical      Petrini     Forma Adjustments    Computer Businesses    Pro forma
                                             ------------------------    -----------------    -------------------    ---------
                                                                           (in thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                          $356       $21,945                                  ($356)(A)        $21,945
  Current portion of long-term debt                           2,473          $7,388 (D)                                 9,861
  Liability to factor                                         4,422                                                     4,422
  Accounts payable and other                                                   (183)(E)
     current liabilities                        2,861        23,164             600 (E)             (2,465)(A)         23,977
                                              ---------------------        --------                -------           --------
  Total current liabilities                     3,217        52,004           7,805                 (2,821)            60,205
                                              ---------------------        --------                -------           --------

Long-term debt, net of current portion                        7,355          12,115 (D)                                19,470
Employee termination indemnities                              8,333                                                     8,333
Other liabilities                                  27         3,709           3,022 (B)                (27)(A)          6,731
                                              -------       -------        --------                -------           --------
  Total long-term liabilities                      27        19,397          15,137                    (27)            34,534
                                              -------       -------        --------                -------           --------

  Total liabilities                             3,244        71,401          22,942                 (2,848)(A)         94,739
                                              -------       -------        --------                -------           --------
Convertible debentures                          2,848                        (2,848)(E)                                     0
                                              -------       -------        --------                -------           --------

Stockholders' Equity
  Preferred stock
                                                                            (21,085)(C)
  Common stock                                    101        21,569              25 (E)                                   610
                                                                             15,260 (B)
                                                                            (12,878)(C)
                                                                            (19,503)(D)
  Capital in excess of par                     32,595         2,781           2,406 (E)                                20,661
  Step up adjustments                                       (11,751)         11,751 (C)                                     0
  Accumulated other comprehensive income          404            30            (404)(C)                                    30
  Treasury stock                               (2,204)                                                                 (2,204)
  Retained earnings                           (19,392)       13,982          22,616 (C)             (3,424)(A)         13,782
                                              -------       -------        --------                -------           --------
  Total stockholders' equity                   11,504        26,611          (1,812)                (3,424)            32,879
                                              -------       -------        --------                -------           --------
  Total liabilities and stockholders'
    equity                                    $17,596       $98,012         $18,282                ($6,272)          $127,618
                                              =======       =======        ========                =======           ========

SPIGADORO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 1999


                                              Spigadoro                    Petrini Pro          Discontinuance of
                                             Historical      Petrini    Forma Adjustments      Computer Businesses    Pro forma
                                             ------------------------   -----------------      -------------------    ---------
                                                          (in thousands except for per share information)
Net sales                                      $31,164      $103,224                               ($31,143)(A)        $103,245

Cost of sales                                   29,445        74,214           $668 (F)             (29,445)(A)          74,882
                                             -----------------------       --------                --------            --------

Gross profit                                     1,719        29,010           (668)                 (1,698)             28,363
                                             -----------------------       --------                --------            --------
Operating expenses:
  Selling expenses                               1,825        19,332                                 (1,825)(A)          19,332
  General & administrative expenses              1,897         5,768            245 (F)              (1,114)(A)           6,796
                                             -----------------------       --------                --------            --------
  Total operating expenses                       3,722        25,100            245                  (2,939)             26,128
                                             -----------------------       --------                --------            --------

Operating income (loss)                         (2,003)        3,910           (913)                  1,241               2,235

                                                                             (3,440)(E)
                                                                                110 (E)
Other income (expense)                           3,593        (1,132)          (728)(G)                 (83)(A)          (1,680)
                                             -----------------------       --------                --------            --------

Income (loss) before income taxes                1,590         2,778         (4,971)                  1,158                 555
Income taxes (benefit)                                         1,961           (285)(H)                                   1,676
                                             -----------------------       --------                --------            --------
Income (loss) from continuing operations        $1,590          $817        ($4,686)                 $1,158             ($1,121)
                                             =======================       ========                ========            ========

Income/(loss) per common share - basic           $0.17                                                                   ($0.02)
                                             =========                                                                 ========
                                 diluted         $0.16                                                                   ($0.02)
                                             =========                                                                 ========
Weighted average number of
  common shares outstanding - basic              9,332                                                                   60,150
                                             =========                                                                 ========
                              diluted           10,614                                                                   60,150
                                             =========                                                                 ========

SPIGADORO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31,1998

                                              Spigadoro                   Petrini Pro          Discontinuance of
                                             Historical     Petrini    Forma Adjustments      Computer Businesses    Pro forma
                                             ----------    -----------------------------      -------------------    ---------
                                                          (in thousands except for per share information)
Net sales                                      $38,340     $141,127                                ($38,315)(A)      $141,152

Cost of sales                                   35,465      104,347          $891 (F)               (35,465)(A)       105,238
                                             ------------------------------------                  --------          --------
Gross profit                                     2,875       36,780          (891)                   (2,850)           35,914
                                             ------------------------------------                  --------          --------
Operating expenses:
  Selling expenses                               2,821       24,480                                  (2,821)(A)        24,480
  General & administrative expenses              2,112        7,800           326 (F)                  (972)(A)         9,266
                                             ------------------------------------                  --------          --------
  Total operating expenses                       4,933       32,280           326                    (3,793)           33,746
                                             ------------------------------------                  --------          --------

  Operating income (loss)                       (2,058)       4,500        (1,217)                      943             2,168

                                                                               75 (E)
Other income (expense)                             (97)      (2,160)         (971)(G)                   (85)(A)        (3,238)
                                             ------------------------------------                  --------          --------

Income (loss) before income taxes               (2,155)       2,340        (2,113)                      858            (1,070)
Income taxes (benefit)                            (412)       1,901          (380)(H)                   412(A)          1,521
                                             ------------------------------------                  --------          --------

Income (loss) from continuing operations       ($1,743)        $439       ($1,733)                     $446           ($2,591)
                                             ====================================                  ========          ========
Income/(loss) per common share - basic
  and diluted                                   ($0.19)                                                                ($0.04)
                                             =========                                                               ========
Weighted average number of
  common shares outstanding - basic
  and diluted                                    9,327                                                                 60,145
                                             =========                                                               ========

                        SPIGADORO, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

(A) The Pro Forma Financial Statements give effect to the discontinuance of the computer businesses of Spigadoro and the disposal of FSE for net proceeds of approximately $200,000. The unaudited pro forma condensed consolidated balance sheet reflects the elimination of the FSE assets and liabilities sold and the reclassification of the assets and liabilities of the remaining computer business (Columbus) to assets held for disposition. The amounts recorded have been adjusted to give effect to management's estimate of their net realizable value resulting in an estimated loss on disposal of $3,424,000. The unaudited pro forma condensed consolidated statements of operations reflect the reclassification of the operations of these computer businesses to discontinued operations resulting in a loss from discontinued operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $1,158,000 and $446,000, respectively. The total assets of FSE as of September 30, 1999 were $3,886,000. The net sales of FSE for the nine months ended September 30, 1999 and the year ended December 31, 1998 were $11,279,000 and $31,922,000, respectively. The loss before income taxes of FSE for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $1,024,000 and $965,000, respectively.

(B) The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Petrini by Spigadoro by combining the historical balance sheet of Petrini and the historical balance sheet of Spigadoro, adjusted for the sale of FSE and the discontinued operations as mentioned in (A) above and the purchase accounting adjustments in (E) below, at September 30, 1999. The Petrini transaction was accounted for as a reverse acquisition, whereby Petrini was the accounting acquirer and Spigadoro (formerly IAT Multimedia, Inc.) was the legal acquirer, using the purchase method of accounting. During September 1998, GSNV entered into a transaction to acquire 67% of the outstanding common stock of Petrini from Carlo Petrini and received an option to acquire the remaining 33% interest from the bankruptcy receiver of the minority shareholder of Petrini. The option to purchase the remaining 33% was exercised prior to the consummation of the acquisition by Spigadoro in December 1999. Since GSNV owned 100% of Petrini prior to Spigadoro's acquisition of Petrini, the purchase accounting adjustments are "pushed-down" to Petrini and are included within the pro forma adjustments in the accompanying Pro Forma Financial Statements. The purchase price for Petrini paid by GSNV, including cash paid at closing and the issuance of debt, aggregated $44,360,000 and was allocated as follows:

                                                 (IN THOUSANDS)

     Cash, notes and common stock issued            $  44,360
     Petrini liabilities assumed                       82,073
                                                    ---------
                                                    $ 126,433
                                                    =========


     Allocated to assets as follows:                 September 30, 1998
                                           ----------------------------------
                                              FMV      Historical  Adjustment
                                           ----------------------------------
     Current assets                        $  68,261    $  68,793   $   (532)
     Equipment and improvements               46,645       31,265     15,380
     Intangibles                               5,935        5,329        606
     Other assets                              2,691        5,786     (3,095)
     Deferred tax liability                   (3,022)                 (3,022)
     Goodwill                                  5,923                   5,923
                                           ---------    ---------   --------
                                           $ 126,433    $ 111,173   $ 15,260
                                           =========    =========   ========


     The above adjustment was included in the pro forma condensed consolidated balance sheet in the Petrini pro forma adjustment column.

(C) The unaudited pro forma condensed consolidated balance sheet was adjusted to reflect the issuance of 48,366,530 shares of Spigadoro common stock to GSNV, in exchange for 100% of the outstanding common stock of Petrini. As a result of the reverse acquisition, the unaudited pro forma condensed consolidated balance sheet was adjusted to reflect the historical equity of Petrini. The historical retained earnings of Petrini has been carried forward and the remaining equity accounts of Petrini have been reclassified to reflect the par value of the Spigadoro stock issued with any differences reflected as paid-in capital. In addition, paid-in capital of Petrini has been increased by an amount equal to the excess of cost over book basis of net assets acquired and reduced by the amount of the Predecessor's debt assumed by Spigadoro. The pro forma condensed consolidated balance sheet also reflects the reclassification of Spigadoro's equity accounts exclusive of common stock and treasury stock to paid-in capital.

(D) In connection with the Petrini transaction, Spigadoro assumed certain debt of GSNV related to its acquisition of Petrini in the amount of $19,503,000 (face value of approximately $20 million), resulting in an increase in liabilities and a decrease in paid-in capital. Certain notes have a stated interest rate of 5% per annum and certain other notes have no stated interest rate and were discounted at an average rate of 5%. The notes require principal payments of $7,388,000 and $12,115,000 for the years ended September 30, 2000 and 2001, respectively.

(E) The unauidted pro forma condensed consolidated balance sheet reflects Spigadoro's assets at their fair market value and the conversion of the Series A convertible debentures and accrued interest into 2,452,000 shares of common stock which was completed in November and December 1999. The unaudited pro forma condensed consolidated statements of operations reflect the elimination of $3,440,000 gain realized by Spigadoro on the sale of intellectual property during the nine months ended September 30, 1999 to give effect to the adjustment of Spigadoro's assets to fair value as of January 1, 1998. The unaudited condensed consolidated statements of operations also reflects the elimination of interest related to the convertible debentures for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $110,000 and $75,000, respectively. In addition, Spigadoro recorded an accrual of $600,000 relating to estimated costs to be incurred in the Petrini acquisition which has been charged to paid-in capital.

(F) The purchase accounting for the acquisition of Petrini by GSNV resulted in an increase in the basis of equipment and improvements of $15,380,000 and trademarks of $606,000 as well as the recording of $5,923,000 of goodwill. The increase in the basis of assets acquired is being depreciated and amortized over the estimated useful lives ranging from 10 to 33 years. The goodwill is being amortized over twenty years. The unaudited pro forma condensed consolidated statements of operations reflect depreciation and amortization expense recorded in cost of sales and general and administrative expenses for the nine months ended September 30, 1999 and the year ended December 31, 1998 of $668,000 and $891,000, respectively, and $245,000 and $326,000 respectively.

(G) Interest expense in the unaudited pro forma condensed consolidated statements of operations, has been adjusted to reflect the increase in interest relating to the debt assumed in the acquisition as if it occurred on January 1, 1998. The amount of interest expense recorded for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $728,000 and $971,000, respectively.

(H) Income taxes (benefit) in the pro forma condensed consolidated statements of operations have been adjusted to reflect the tax effect of the pro forma adjustments relating to the additional depreciation and amortization on purchase accounting adjustments made to fixed assets and trademarks using the company's effective tax rate of 41.25%.